Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Carlos H. Cascos
Secretary of State

Office of the Secretary of State

February 10, 2016

Capitol Services Inc
P O Box 1831
Austin, TX 78767 USA

RE:
SMSA Ballinger Acquisition Corp. (File Number: Not Applicable)

It has been our pleasure to approve and place on record the filing instrument effecting a merger. The appropriate evidence of filing is attached for your files. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division

Enclosure

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Carlos H. Cascos
Secretary of State

Office of the Secretary of State

CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument merging

Tiger Trade Technologies, Inc.
Domestic For-Profit Corporation
[File Number: 801980422]

Into

SMSA Ballinger Acquisition Corp.
Foreign For-Profit Corporation
Nevada, USA
[Entity not of Record, Filing Number Not Available]

has been received in this office and has been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the merger on the date shown below.

Dated: 02/09/2016

Effective: 02/10/2016 01:59 am

Carlos H. Cascos
Secretary of State

FILED
In the Office of the
Secretary of State of Texas

FEB 09 2016

Corporations Section

CERTIFICATE OF MERGER
OF
TIGER TRADE TECHNOLOGIES, INC.
(a Texas Corporation)
WITH AND INTO
SMSA BALLINGER ACQUISITION CORP.
(a Nevada Corporation)

February 8, 2016

In accordance with the provisions of Section 10.152 of the Texas Business Organizations Code, SMSA Ballinger Acquisition Corp., a Nevada corporation (the "Surviving Corporation"), and Tiger Trade Technologies, Inc., a Texas corporation (the "Non-Surviving Corporation"), hereby adopt the following Certificate of Merger for the purpose of merging the Non-Surviving Corporation with and into the Surviving Corporation. The Surviving Corporation and the Non-Surviving Corporation shall sometimes collectively be referred to herein as the "filing entities."

1. Parties to the Merger. An Agreement and Plan of Merger (the "Plan of Merger") has been approved by each of the Surviving Corporation and the Non-Surviving Corporation. The filing entities hereby certify the following with regard to such Plan of Merger:

a. The name of the Surviving Corporation is SMSA Ballinger Acquisition Corp., and it is a corporation incorporated under and governed by the laws of the State of Nevada. Its Nevada Secretary of State file number is NV20111633109.

b. The name of the Non-Surviving Corporation is Tiger Trade Technologies, Inc., and it is a corporation incorporated under and governed by the laws of the State of Texas. Its Texas Secretary of State file number is 0801980422.

c. The Non-Surviving Corporation is a wholly owned subsidiary of the Surviving Corporation. The Non-Surviving Corporation has 17,900,000 shares of its common stock, par value $0.001 and 5,000,000 shares of its Series A Convertible Preferred Stock issued and outstanding, 100% of which is owned by the Surviving Corporation.

d. The Surviving Corporation's registered agent is The Corporation Trust Company of Nevada and the address of its registered office is 701 S. Carson Street, Suite 200, Carson City Nevada, 89701.

2. Consent of Surviving Corporation. The Plan of Merger has been approved and adopted by the Surviving Corporation by virtue of a Written Consent of its Board of Directors dated February 8, 2016 (the "Consent"), a copy of which is attached hereto as Exhibit A. The Consent was adopted and approved in the manner prescribed by the laws of the State of Nevada, under which the Surviving Corporation was incorporated, and by its governing documents.

3. Tax Certificate. In lieu of providing the tax certificate from the Texas Comptroller of Public Accounts, the Surviving Corporation will be liable for the payment of any required franchise taxes of the Non-Surviving Corporation.

4. Effective Time. The merger contemplated by the Plan of Merger and evidenced by this Certificate of Merger will have the delayed effective time of 11:59 p.m., Pacific time, on February 9, 2016.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the date first set forth above.

SURVIVING CORPORATION:

SMSA BALLINGER ACQUISITION CORP.,
a Delaware corporation

By: ______________________________
Gust Kepler, Chief Executive Officer

Exhibit A

Consent

SMSA BALLINGER ACQUISITION CORP.

WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
(In Lieu of Meeting)

February 8, 2016

The undersigned, constituting the sole member of the Board of Directors (the "Board") of SMSA Ballinger Acquisition Corp., a Nevada corporation (the "Company"), acting in accordance with the provisions of Section 78.315 and Section 78.335 of the Nevada Revised Statutes, and by agreement of the undersigned not otherwise proscribed by the Company's Articles of Incorporation or Bylaws, hereby takes the following written action in lieu of holding a meeting regarding same:

Approval of Tiger Trade Merger

WHEREAS, the Board has reviewed and examined the Agreement and Plan of Merger (the "Merger Agreement") whereby Tiger Trade Technologies, Inc. ("Tiger Trade"), a Texas Corporation, is to be merged into the Company; and

WHEREAS, the Board has determined that the transaction contemplated by the Merger Agreement (the "Merger") is advisable, to the advantage and welfare of, and in the best interests of the Company and its stockholders;

NOW, THEREFORE, BE IT RESOLVED, , that the Merger and the Merger Agreement be and they are hereby approved; and

RESOLVED FURTHER, that the appropriate Officers (the "Officers") of the Company be and each of them is hereby authorized and directed to take any actions and to execute and deliver any documents that they may deem to be necessary or advisable in order to carry out, effectuate, and complete the Merger and the Merger Agreement.

General Implementing Authority

RESOLVED, FURTHER, that any acts of any appropriate Officer of the Company and of any person or persons designated and authorized to act by any such Officer, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, be, and they hereby are, severally ratified, confirmed, and approved;

RESOLVED, FURTHER, that the Officers of the Company be, and each of them hereby is, authorized and empowered to certify to the passage of the foregoing resolutions and to certify as to the authenticity of the signatures of any person or persons executing any of the foregoing documents by or on behalf of the Company; and

RESOLVED, FURTHER, that in addition to and without limiting the foregoing, the appropriate Officers of the Company be, and each hereby is, authorized to take, or cause to be taken, such further action and to execute and deliver, or cause to be executed and delivered, for and in the name and on behalf of the Company, all such further instruments and documents as such proper officer, with the advice of counsel, may deem to be necessary or advisable in order to effect the purpose or intent of the foregoing resolutions and to be in the best interests of the Company (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments or documents, as the case may be, by or

under the direction of any authorized officer), and all action heretofore taken by the Officer of the Company in connection with the subject of the foregoing resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, this consent has been signed to be effective as of the first date written above.

Gust Kepler, Sole Director